UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2006

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On October 25, 2006, Universal American Financial Corp. (“Universal American”) announced that its Board of Directors had received a proposal from members of management led by Richard A. Barasch, Universal American’s Chairman and Chief Executive Officer, and private equity firms Capital Z Partners, Ltd., Lee Equity Partners, LLC, Perry Capital, LLC and Welsh, Carson, Anderson & Stowe X, L.P. to acquire all of Universal American’s publicly held common stock for $18.15 per share in cash.

Universal American’s Board of Directors has formed a Special Committee of four independent directors to review and evaluate the proposal and any strategic alternatives to the proposal that may be available to Universal American.  The Special Committee has retained Citigroup Global Markets, Inc. as its financial advisor and Willkie Farr & Gallagher LLP as its legal advisor to assist it in its work. Universal American cautions its shareholders and others considering trading in its securities that its Board of Directors has just received the proposal, and that the process of considering the proposal is only in its beginning stages.  The Special Committee will proceed in an orderly and timely manner to consider the proposal and its implications.  The Special Committee has not made a determination whether a transaction is in the best interests of Universal American and its shareholders or whether Universal American should pursue any available alternative to the proposal.  Accordingly, there is no assurance that Universal American will enter into this or any other transaction.

A copy of the press release announcing receipt of the proposal is attached as Exhibit 99.1 to this Form 8-K and incorporated into this Item 8.01 by reference.  A copy of the proposal letter to the Universal American Board of Directors, together with copies of “highly confident” letters from Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC to the investor group is attached as Exhibit 99.2 to this Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Title
99.1	Press Release dated October 25, 2006
99.2	Proposal dated October 24, 2006 to the Board of Directors of Universal American Financial Corp.

The information contained herein (including the exhibits) and oral statements made from time to time by representatives of the Company (including, but not limited to, statements regarding the acquisition proposal referred to above and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding the expectations of the Company’s operating plans and strategies generally; statements regarding the Company’s expectations of the performance of its Medicare Advantage and Medicare Supplement business and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; the Company’s ability to institute future rate increases; expectations regarding the Company’s Part D program, including its estimates of membership, costs and revenues; future operating results and references to the estimate of the accretion from recent acquisitions) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained in this report can be found in the Company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this report, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

By:	/s/ Lisa M. Spivack
Lisa M. Spivack
Senior Vice President and
General Counsel

Date:  October 25, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Press Release dated October 25, 2006
99.2	Proposal dated October 24, 2006 to the Board of Directors of Universal American Financial Corp.